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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-00346, 33-06609, 33-50692, 33-59937, 333-24139, 333-52139, 333-52990, 333-65338, 333-65336 and 333-65798) of Media 100 Inc. of our report dated February 25, 2003, with respect to the consolidated financial statements of Media 100 Inc. included in this Annual Report on Form 10-K for the year ended November 30, 2002.

        /s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS